   As filed with the Securities and Exchange Commission on July 20, 2001

                                                      Registration No. 333-56976
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                            Amendment No. 4 to

                                    Form S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------
                                  INERGY, L.P.
             (Exact name of registrant as specified in its charter)

           Delaware                           5984                         43-1918951
 (State or other jurisdiction     (Primary Standard Industrial          (I.R.S. Employer
      of incorporation or         Classification Code Number)          Identification No.)
         organization)

                            1101 Walnut, Suite 1500
                          Kansas City, Missouri 64106
                                 (816) 842-8181
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------
                                John J. Sherman
                            1101 Walnut, Suite 1500
                          Kansas City, Missouri 64106
                                 (816) 842-8181
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------
                                   Copies to:

        David P. Oelman                Paul E. McLaughlin                Joshua Davidson
    Catherine S. Gallagher        Stinson, Mag & Fizzell, P.C.         Baker Botts L.L.P.
    Vinson & Elkins L.L.P.          1201 Walnut, Suite 2800              One Shell Plaza
    1001 Fannin, Suite 2300       Kansas City, Missouri 64106             910 Louisiana
   Houston, Texas 77002-6760             (816) 842-8600               Houston, Texas 77002
        (713) 758-2222                                                   (713) 229-1234

                                ---------------
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------






















   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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


                             EXPLANATORY NOTE


   Inergy, L.P. has prepared this Amendment No. 4 to its Registration Statement on Form S-1 for the purpose of filing with the Securities and Exchange Commission exhibits to the Registration Statement. This Amendment No. 4 does not modify any provision of the prospectus included in the Registration Statement; accordingly, such prospectus has not been included herein.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 13. Other Expenses Of Issuance And Distribution

   Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee and the NASD filing fee, the amounts set forth below are estimates.

   Registration fee................................................. $   10,350
   NASD filing fee..................................................      4,641
   Nasdaq Stock Market Listing Fee..................................     38,750
   Printing and engraving expenses..................................    400,000
   Fees and expenses of legal counsel...............................  1,000,000
   Accounting fees and expenses.....................................    500,000
   Other professional services......................................    250,000
   Transfer agent and registrar fees................................      3,500
   Miscellaneous....................................................    392,759
                                                                     ----------
     Total.......................................................... $2,600,000
                                                                     ==========

Item 14. Indemnification Of Directors And Officers.

   The section of the Prospectus entitled "The Partnership Agreement-- Indemnification" is incorporated herein by this reference. Reference is made to Section of the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement. Subject to any terms, conditions or restrictions set forth in the Partnership Agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

Item 16. Exhibits.

   (a) The following documents are filed as exhibits to this registration statement:

 Exhibit
 Number                               Description
 -------                              -----------
  *1.1   --Form of Underwriting Agreement


  *3.1   --Certificate of Limited Partnership of Inergy, L.P.


  *3.2   --Form of Amended and Restated Agreement of Limited Partnership of
           Inergy, L.P. (included as Appendix A to the Prospectus)

  *3.3   --Certificate of Formation as relating to Inergy Propane, LLC, as amended


  *3.4   --Second Amended and Restated Limited Liability Company Agreement of
          Inergy Propane, LLC


  *3.5   --Certificate of Formation of Inergy GP, LLC

 Exhibit
  Number                               Description
 -------                               -----------

   *3.6   --Limited Liability Company Agreement of Inergy GP, LLC


   *3.7   --Certificate of Formation as relating to Inergy Partners, LLC, as amended


   *3.8   --Amended and Restated Limited Liability Company Agreement of Inergy
            Partners, LLC, as amended

   *4.1   --Specimen Unit Certificate for Senior Subordinated Units

   *4.2   --Specimen Unit Certificate for Junior Subordinated Units

   *4.3   --Specimen Unit Certificate for Common Units


   *5.1   --Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered


   *8.1   --Opinion of Vinson & Elkins L.L.P. relating to tax matters

 **10.1   --Form of Third Amended and Restated Credit Agreement by and among
            Inergy Propane, LLC and the lenders named therein


  *10.2   --Asset Purchase Agreement by and between Inergy Partners, LLC and
            Country Gas Company, Inc., dated as of May 20, 2000

  *10.3   --Securities Purchase Agreement by and among Inergy Partners, LLC and various investors, dated as of January 12, 2001

  *10.4   --Investor Rights Agreement by and among Inergy Partners, LLC and various investors, dated as of January 12, 2001


  *10.5   --Asset Purchase Agreement by and among Inergy Partners, LLC and the
            Hoosier Group, dated as of September 8, 2000


  *10.6   --Inergy Employee Long-Term Incentive Plan


  *10.7   --Inergy Unit Purchase Plan


  *10.8   --Employment Agreement--John J. Sherman


  *10.9   --Employment Agreement--Phillip L. Elbert


 **10.9a  --First Amendment to Employment Agreement--Phillip L. Elbert


  *10.10  --Employment Agreement--R. Brooks Sherman Jr.


 **10.10a --First Amendment to Employment Agreement--R. Brooks Sherman Jr.


 **10.11  --Employment Agreement--Carl A. Hughes


 **10.12  --Employment Agreement--Michael D. Fox


 **10.13  --Employment Agreement--William C. Gautreaux

 **10.14  --Form of Contribution, conveyance, Assignment and Assumption
            Agreement by and among Inergy, L.P., Inergy Partners, LLC and the
            other parties named therein, dated as of      , 2001

  *21.1   --List of subsidiaries


  *23.1   --Consent of Ernst & Young LLP.


  *23.2   --Consent of Batchelor, Tillery & Roberts, LLP


  *23.3   --Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)


  *23.4   --Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)


  *24.1   --Powers of Attorney (included on the signature page to the initial filing)

--------
  *Previously filed.
 **Filed herewith.

Item 17. Undertakings.

   The undersigned Registrant hereby undertakes to provide at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to Registration Statement (No. 333-56976) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on July 20, 2001.

                                          Inergy, L.P.

                                          By:  Inergy GP, LLC
                                              its Managing General Partner

                                               /s/ R. Brooks Sherman Jr.
                                          By: _________________________________
                                            Name: R. Brooks Sherman Jr.
                                            Title: Vice President and Chief
                                                Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement (No. 333-56976) has been signed below by the officers and directors of Inergy GP, LLC, as managing general partner of Inergy, L.P., the registrant, in the capacities indicated on July 20, 2001.

              Signature                                 Title
              ---------                                 -----

                   *                    President and Chief Executive Officer
______________________________________   and Chairman of the Board (principal
           John J. Sherman               executive officer)

                    *                   Senior Vice President--Operations and
______________________________________   Director
          Phillip L. Elbert

      /s/ R. Brooks Sherman Jr.         Chief Financial Officer (principal
______________________________________   accounting and financial officer)
        R. Brooks Sherman Jr.

                    *                   Director
______________________________________
        Richard C. Green, Jr.

                    *                   Director
 ______________________________________
          Warren H. Gfeller

                    *                   Director
 ______________________________________
           David J. Schulte

     /s/ R. Brooks Sherman Jr.
*By: _________________________________
           Attorney-in-fact

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